Exhibit 99.1

FOR IMMEDIATE RELEASE

ELDORADO RESORTS COMPLETES ACQUISITION OF MGM’S 50 PERCENT INTEREST IN

SILVER LEGACY RESORT CASINO RENO AND ALL ASSETS OF CIRCUS CIRCUS RENO

Accretive Transaction Further Expands Eldorado’s Gaming

Operations to Seven Properties in Five Markets

Reno, Nev. (November 24, 2015) — Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) announced today that it completed the previously announced purchase of MGM Resorts International’s (NYSE: MGM) 50 percent interest in the Silver Legacy Resort Casino Reno, as well as the assets of Circus Circus Reno, for total consideration of $72.5 million cash plus a working capital adjustment.  In addition, ERI repaid the entire outstanding balance of the Silver Legacy credit facility, which amounted to approximately $52.6 million on a net debt basis.  The transaction was financed with cash on hand, cash from the escrow account established at the time of the Company’s July financings and borrowings under the Company’s revolving credit facility. As a result, Eldorado has withdrawn its registration statement relating to a proposed common stock offering, the proceeds of which were intended to pay a portion of the purchase price for the Circus Circus Reno and 50% interest in the Silver Legacy joint venture.

“The addition of Silver Legacy and Circus Circus Reno to our operations is consistent with our strategy to enhance shareholder value by pursuing strategically and economically attractive transactions,” said Gary Carano, Chairman and Chief Executive Officer of Eldorado.  “We are very excited to welcome the Silver Legacy and Circus Circus Reno employees to the Eldorado family at a time when the Reno gaming market and the northern Nevada economy is prospering.  Our experience integrating the MTR operations and the talent of our operating teams across Reno’s three leading downtown casino resorts will serve us well as we welcome Silver Legacy and Circus Circus Reno into our operating base.”

Tom Reeg, President of Eldorado, added, “The transaction is immediately accretive to our free cash flow and strengthens our position in the Reno market where gross gaming revenues are up more than 3.5% year-over-year through September.  We expect to realize significant cost and revenue synergies with the tri-properties now under common ownership. After careful review of our financing options, we chose to fund the final piece of the transaction with existing revolver capacity, in lieu of an equity offering. Based on the continued strength of our operations, we expect that we will reach our pro forma leverage target of less than five times EBITDA in the first half of 2016.”

The transaction increases Eldorado’s property portfolio to seven wholly-owned and operated facilities in five markets with a total of approximately 10,230 slot machines and VLTs, approximately 300 table games, approximately 4,850 hotel rooms, approximately 35 dining, bar and entertainment options, three pari-mutuel racing facilities and approximately 8,000 team members.

The Silver Legacy is a Nevada mining themed hotel-casino and entertainment complex which features an approximately 89,200-square foot gaming floor with 1,302 slot machines, 63 table games, 1,711 hotel rooms, including 141 player suites, eight penthouse suites and seven hospitality suites, a 50,000 square foot convention center, a race and sports book, two fine dining restaurants, a buffet, food court and four casual dining restaurants.  Circus Circus Reno is an iconic circus-themed hotel-casino and entertainment complex which features an approximately 56,000-square foot gaming floor with 908 slot machines, 33 table games, 1,571 hotel rooms, including 67 mini suites, four executive suites and four VIP suites, a sportsbook, two fine dining restaurants, a buffet and three casual dining restaurants.  Circus Circus Reno also has a Midway featuring a total of 158 games and a full service wedding chapel with reception services for groups of 25 or more.  Silver Legacy, Circus Circus Reno and Eldorado Reno are seamlessly connected by a 200-foot skyway corridor.

About Eldorado Resorts, Inc.

Eldorado Resorts is a casino entertainment company that owns and operates seven properties in five states, including the Eldorado Resort Casino, the Silver Legacy Resort Casino and Circus Circus in Reno, NV; the Eldorado Resort Casino in Shreveport, LA; Scioto Downs Racino in Columbus, OH; Mountaineer Casino Racetrack & Resort in Chester, WV; and Presque Isle Downs & Casino in Erie, PA.  For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information.  When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements.  Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized.  There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release.   Such risks, uncertainties and other important factors include, but are not limited to: our ability to consummate the purchase of Circus Circus Reno and the 50% interest in Silver Legacy; our ability to integrate the operations of Circus Circus Reno, the Silver Legacy and the MTR Gaming properties and realize the benefits of the Circus Reno/Silver Legacy Purchase, the merger with MTR Gaming and other future acquisitions; our substantial indebtedness and significant financial commitments could adversely affect our results of operations and our ability to service such obligations; restrictions and limitations in agreements governing our debt could significantly affect our ability to operate our business and our liquidity; our facilities operate in very competitive environments and we face increasing competition; our dependence on our Nevada, Louisiana, West Virginia, Pennsylvania and Ohio casinos for substantially all of our revenues and cash flows; our operations are particularly sensitive to reductions in discretionary consumer spending and are affected by changes in general economic and market conditions; our gaming operations are highly regulated by governmental authorities and the cost of complying or the impact of failing to comply with such regulations; increases in gaming taxes and fees in jurisdictions in which we operate; risks relating to pending claims or future claims that may be brought against us; changes in interest rates and capital and credit markets; our ability to comply with certain covenants in our debt documents; the effect of disruptions to our information technology and other systems and infrastructure; construction factors relating to maintenance and expansion of operations; our ability to attract and retain customers; weather or road conditions limiting access to our properties; the effect of war, terrorist activity, natural disasters and other catastrophic events; and the intense competition to attract and retain management and key employees in the gaming industry.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.  These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Thomas Reeg	Joseph N. Jaffoni, Richard Land
President	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com